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Exhibit 3.50

BY-LAWS OF

WILLIAMS SYSTEMS CORPORATION

ARTICLE I

OFFICES

        The principal office of the corporation in the Commonwealth of Virginia shall be located at 8538 E & F Terminal Road, P.O. Box 908 Newington, Virginia, in the County of Fairfax. The Corporation may also have offices in such other places either within or without the Commonwealth of Virginia as the Board of Directors may from time to time designate or as the business of the Company may require.

ARTICLE II

SEAL

        The Seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the words and numerals "Corporate Seal 1990, Commonwealth of Virginia" in the center.

ARTICLE III

STOCKHOLDERS

        Section 1..    Annual Meeting.    The annual meeting of the stockholders may be held at the principal office of the Corporation within the Commonwealth of Virginia or at such other place, within or without the Commonwealth of Virginia, as may from time to time be designated by the Board of Directors and stated in the notice of meeting and shall be held on the 3rd of December, commencing in 1990, and in each year thereafter, for the election of Directors and for the transaction of such other business as may be brought before the meeting, or if such day shall be a legal holiday, then the meeting shall be held on the next business day thereafter.

        Section 2.    Special Meetings.    Special Meetings of the stockholders shall be held whenever called by the President, by the Secretary at the direction of the Board of Directors or by stockholders holding at least 1/10 of the number of shares of Capital Stock entitled to vote then outstanding, and the meeting shall be held at such place as stated in the notice of meeting.

        Section 3.    Notice of Meeting.    Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

        Section 4.    Quorum.    At any meeting of stockholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting nay continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 5.    Proxies.    Stockholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted unless such proxy shall on its face name a longer period for which it is to remain in force. Every proxy shall be in writing subscribed by a shareholder, or by his duly authorized attorney, and shall be dated, but need not be sealed, witnessed or acknowledged.

        Section 6.    Voting.    At every meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of voting stock registered in his name on the books of the Corporation on the date for the determination of voting rights hereinafter provided, however, that no share shall be voted by any stockholder if any installment duly called thereon shall be overdue and unpaid. Upon demand of stockholders holding ten percent (10%) of the shares present in person or proxy and entitled to vote, the votes for Directors, or upon any question before a meeting, shall be by ballot; and except in cases in which it is by statute, by the Certificate or by these By-Laws otherwise provided, a majority of the votes cast shall be sufficient to elect and pass any measure.

        Section 7.    Conduct of the Meetings.    The President shall preside over all meetings of the stockholders. If he is not present, any Vice-President shall preside. If none of such officers are present, a Chairman shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of all meetings if he is present. If he is not present, the Chairman shall appoint a Secretary of the melting.

        Section 8.    Informal Action by Stockholders.    Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE IV

DIRECTORS

        Section 1.    General Powers.    The business and affairs of the corporation shall be managed by its Board of Directors. The Directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of the Commonwealth of Virginia.

        Section 2.    Number, Tenure and Qualifications.    The number of Directors of the corporation shall be one (1). Each Director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. This number may be increased or decreased at any time by amendment of these by-laws, but the number fixed shall not be less than one (1).

        Section 3.    Meetings.    The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders for the purpose of the organization of the Board and for the transaction of such other business as may be conveniently and properly brought before such meeting. Regular meetings of the Board of Directors may be established by a resolution by the Board.

        Section 4.    Special Meetings.    Special meetings of the Directors shall be held without other notice than this by-law may be called by or at the request of the president of any two Directors. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them.

        Section 5.    Notice.    Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally, or by telegram or mailed to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a Director at a meeting shall constitute a waiver of notice of such meetings.

        Section 6.    Quorum.    A majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at every meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, without notice other than announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 7.    Removal.    At any meeting of the stockholders called for the purpose, any Director may, by vote of a majority of all the shares of stock outstanding and entitled to vote, be removed from office, with or without cause, and another may be appointed in the place of the person so removed to serve for the remainder of his ten. One or more of the Directors may be removed for cause by the Board of Directors.

        Section 8.    Newly Created Directorships and Vacancies.    Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the stockholders. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired ten of his predecessor.

        Section 9.    Compensation.    Directors, as such, shall not receive any stated compensation for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting thereof. Nothing in this Section shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 10.    Committees.    The Board of Directors may appoint from among its members, an Executive Committee and such other committees as the Board may determine, each consisting of two, or more members, with such power, duties and authority as may be provided by resolution adopted by a majority of the Board.

        Section 11.    Resignation.    A Director may resign at any time by giving written notice to the Board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

        Section 12.    Presumption of Assent.    A Director of the corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

        Section 13.    Informal Action.    Any action which is required to be taken, or which may be taken, at a meeting of the directors of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE V

OFFICERS

        Section 1.    Number.    The officers of the corporation shall be a president, a vice president, a secretary and a treasurer, each of whom shall be elected by the Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Directors. Any officer may hold more than one office except that the same person shall not be President and Secretary, provided, however, that if the Corporation has only one stockholder, such stockholder may hold all the offices.

        Section 2.    Election and Term of Office.    The officers of the corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

        Section 3.    President.    The president shall be the principal executive officer of the corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the Directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Directors from time to time.

        Section 4.    Vice President.    In the absence of the president or in event of his death, inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned to him by the president or by the Directors.

        Section 5.    Secretary.    The secretary shall keep the minutes of the stockholders' and of the Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Directors.

        Section 6.    Treasurer.    If required by the Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Directors.

        Section 7.    Compensation.    The Officers shall receive such compensation as may be determined by the Board of Directors.

        Section 8.    Removal, Vacancies.    The Board of Directors shall have power to remove any officer with or without cause, and such action shall be conclusive on the officer so removed. The Board may authorize any officer to remove subordinate officers. All vacancies occurring among any of the officers may be filled by the Board and the Board of Directors, in its discretion, by the vote of a majority of the whole Board, may leave unfilled for any such period as it may fix by resolution any office except those of President, Secretary and Treasurer.

ARTICLE VI

CAPITAL STOCK

        Section 1.    Certificates for Shares.    Certificates representing shares of the corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Directors may prescribe.

        Section 2.    Transfers of Shares.

        (a)   Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

        (b)   The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the Commonwealth of Virginia.

        Section 3.    Closing Books of the Corporation Against Transfer of Stock.    The Board of Directors may fix a time not exceeding seventy (70) days preceding the date of any meeting of stockholders, any dividends payment date, or the date for the allotment of rights, during which the books of the Corporation shall be closed against the transfer of stock. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may fix in advance a time not exceeding seventy (70) days preceding the date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, or entitled to receive such dividends or rights, as the case may be, and in that event, only stockholders of record on such date shall be entitled to notice of, or to vote at, such meeting, or to receive such dividends or rights, as the case may be.

        Section 4.    Mutilated, Lost or Destroyed Certificates.    The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any mutilation, loss or destruction thereof, and the Board of Directors, may, in its discretion, cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate or, in the case of the loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such sureties or securities as the Board of Directors may require to indemnity the Corporation against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates, save upon the order of some court having jurisdiction.

ARTICLE VII

MISCELLANEOUS

        Section 1.    Dividends.    The Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

        Section 2.    Negotiable Instruments and Other Evidences of Indebtedness.    All checks, drafts, or orders for the payment of money, notes, and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such person or persons as shall be designated by the Board of Directors.

        Section 3.    Fiscal Year.    The Corporation shall be on a fiscal year ending in December, unless otherwise provided by resolution of the Board of Directors.

        Section 4.    Books and Records.    Original or duplicate stock ledgers, containing the names and addresses of the stockholders and the number of shares held by them respectively shall be kept at the principal office of the Corporation or at its registered office in the Commonwealth of Virginia.

        Section 5.    Bonds.    The Board of Directors may require any officer, agent or employee of the Corporation to give bond to the Corporation for the faithful discharge of his duties, in such amount, on such conditions and with such surety or sureties, as may be required by the Board.

        Section 6.    Indemnification.    The Corporation shall indemnify any and all persons who may serve or have served at any time as directors or officers, or who at the request of the Board of Directors of the Corporation may serve or at any tine have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them are made parties, or a party, or which may be asserted against them, or any of then, by reason of being or having been directors or officers or a director or officer of the Corporation or of such other corporation, provided, however, that the Corporation's power to make any indemnity shall be limited to such circumstances and procedures as set forth in applicable law. The Corporation shall have the power to make any other or further indemnity, to such officer or director or former officer or director of the Corporation that may be authorized by the Articles of Incorporation or by any By-Law made by the stockholders or any resolution adopted before or after the event by the stockholders except for indemnity against such person's gross negligence or willful misconduct. Such indemnification shall be in addition to any other rights to which any officer or director may be entitled, including any right arising under any insurance policy that may be maintained by the Corporation or others, even as to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such director or officer under the terms of this section.

        Section 7.    Waiver.    Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Code of Virginia, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII

AMENDMENTS

        Section 1.    By Stockholders.    The stockholders entitled to vote in the election of Directors may at any regular meeting of stockholders or special meeting of stockholders called for that purpose amend or repeal the By-Laws and may adopt new By-Laws.

        Section 2.    By Directors.    The Board of Directors shall have the power to add any provision to or alter or repeal any provision of    •    these By-Laws and adopt new By-Laws by the vote of a majority of all the Directors at any regular or special meeting of the Board, but any By-Law adopted by the Board may be amended or repealed by the stockholders entitled to vote, and the stockholders may prescribe that any By-Law made by them shall not be altered, amended, or repealed by the Board.

I HEREBY CERTIFY THESE 16 PAGES OF BY-LAWS WERE ADOPTED BY THIS CORPORATION, AT A MEETING OF THE BOARD OF DIRECTORS ON THE 12TH DAY OF March, 1990.
/s/ Deborah Williams
Secretary

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  Exhibit 3.50
BY-LAWS OF WILLIAMS SYSTEMS CORPORATION ARTICLE I OFFICES
ARTICLE II
SEAL
ARTICLE III
STOCKHOLDERS
ARTICLE IV DIRECTORS
ARTICLE V
OFFICERS
ARTICLE VI
CAPITAL STOCK
ARTICLE VII
MISCELLANEOUS
ARTICLE VIII
AMENDMENTS